Exhibit 99.1

ImmuCell

ImmuCell Appoints Bryan K. Gathagan to Board of Directors

For Immediate Release

PORTLAND, Maine – June 21, 2023 – ImmuCell Corporation (Nasdaq: ICCC)

(“ImmuCell” or the “Company”), a growing animal health company that develops, manufactures and markets scientifically proven and practical products that improve the health and productivity of dairy and beef cattle, today announced that Bryan K. Gathagan has been appointed to its Board of Directors.

Mr. Gathagan is the owner and a managing member of broad Thinking, LLC, a management consulting firm and has 25 years of animal health experience. He is a founding member of Animalytix LLC and has served as its Chief Financial and Chief Technology Officer since it began operations in 2010. Prior to Animalytix, he was a senior executive and Vice President of IT and Finance for Intervet, Inc. and oversaw various finance, IT, and general business functions between 1998 to 2008, including 3 years in a global role based in The Netherlands. Before entering the animal health industry, he served as a Vice President at MBNA and Norwest Bank responsible for various IT functions and started his career in IT roles at the University of Maryland, Baltimore County (UMBC). He holds a BS in Information Systems Management from UMBC and an MS in Business from Johns Hopkins University.

“Bryan’s depth of experience in the animal health industry and his financial skills will be a great asset to ImmuCell,” commented Michael F. Brigham, President and CEO of ImmuCell. “We all look forward to working with him and adding his perspective to our business operations and strategies.”

“I’m excited to be joining ImmuCell’s Board of Directors, and I look forward to supporting Michael and the rest of ImmuCell’s leadership team,” added Mr. Gathagan.

About ImmuCell:

ImmuCell Corporation's (Nasdaq: ICCC) purpose is to create scientifically proven and practical products that improve the health and productivity of dairy and beef cattle. ImmuCell manufactures and markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef calves, and is in the late stages of developing Re-Tain®, a novel treatment for subclinical mastitis in dairy cows without a milk discard requirement that provides an alternative to traditional antibiotics. Press releases and other information about the Company are available at: http://www.immucell.com.

Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and will often include words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. These statements are intended to provide management's current expectation of future events as of the date of this Press Release, are based on management's estimates, projections, beliefs and assumptions as of the date hereof; and are not guarantees of future performance. Such statements involve known and unknown risks and uncertainties that may cause the Company's actual results, financial or operational performance or achievements to be materially different from those expressed or implied by these forward-looking statements, including, but not limited to, those risks and uncertainties detailed from time to time in filings we make with the Securities and Exchange Commission (SEC), including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. In addition, there can be no assurance that future risks, uncertainties or developments affecting us will be those that we anticipate. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:	Michael F. Brigham, President and CEO
ImmuCell Corporation
(207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame
Lytham Partners, LLC
(602) 889-9700
iccc@lythampartners.com